Exhibit 99.1

Boot Barn Holdings, Inc. Announces Participation in the

Piper Sandler Growth Frontiers Conference

IRVINE, California – September 9, 2024 – Boot Barn Holdings, Inc. (NYSE: BOOT) (the “Company”) today announced its participation in the following investor conference:

Piper Sandler Growth Frontiers Conference

Date: Tuesday, September 10, 2024

Webcast Fireside Chat: 12:30 p.m. Eastern Time

The fireside chat will be webcast live over the internet and can also be accessed at http://investor.bootbarn.com. An online archive of the fireside chat will be available for a period of 90 days on the investor page of the Company’s website.

Same Store Sales Update

In advance of the Piper Sandler Growth Frontiers Conference, the Company is providing an update on its recent performance.

Jim Conroy, President and Chief Executive Officer, commented, “I am pleased with the strong execution from the entire Boot Barn team. We continue to see solid performance from new store openings in multiple markets across the country. From a same store sales perspective, it is encouraging to see sequential improvement from July to August and for the first two weeks of fiscal September. On a quarter-to-date basis, we are now comping positive in both channels, across all four store geographies and in every major merchandise classification. Additionally, the recent strength in same store sales has been driven by year-over-year growth in average store transactions with no meaningful change in our promotional posture. While macro uncertainty continues, we are increasingly confident in the underlying tone of the business as we prepare for the upcoming holiday quarter.”

The following table shows the Company’s preliminary results for same store sales (“SSS”) for the periods indicated below.

	Preliminary	Preliminary	Preliminary	Preliminary
	Four Weeks	Four Weeks	Two Weeks	Ten Weeks
	Fiscal July	Fiscal August	Fiscal September	Fiscal Second Quarter

Retail Stores SSS	(0.9)%	5.3%	7.9%	3.4%
E-commerce SSS	5.0%	12.1%	11.3%	9.2%
Consolidated SSS	(0.3)%	6.0%	8.2%	4.0%

About Boot Barn

Boot Barn is the nation’s leading lifestyle retailer of western and work-related footwear, apparel and accessories for men, women and children. The Company offers its loyal customer base a wide selection of work and lifestyle brands. As of the date of this release, Boot Barn operates 417 stores in 46 states, in addition to an e-commerce channel www.bootbarn.com. The Company also operates www.sheplers.com, the nation’s leading pure play online western and work retailer and www.countryoutfitter.com, an e-commerce site selling to customers who live a country lifestyle. For more information, call 888-Boot-Barn or visit www.bootbarn.com.

Forward Looking Statements

This press release contains forward-looking statements that are subject to risks and uncertainties. All statements other than statements of historical fact included in this press release are forward-looking statements. Forward-looking statements refer to the Company’s current expectations and projections relating to, by way of example and without limitation, the Company’s financial condition, liquidity, profitability, results of operations, margins, plans, objectives, strategies, future performance, business and industry. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate”, “estimate”, “expect”, “project”, “plan“, “intend”, “believe”, “may”, “might”, “will”, “could”, “should”, “can have”, “likely”, “outlook” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events, but not all forward-looking statements contain these identifying words. These forward-looking statements are based on assumptions that the Company’s management has made in light of their industry experience and on their perceptions of historical trends, current conditions, expected future developments and other factors that they believe are appropriate under the circumstances. As you consider this press release, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties (some of which are beyond the Company’s control) and assumptions. These risks, uncertainties and assumptions include, but are not limited to, the following: decreases in consumer spending due to declines in consumer confidence, local economic conditions or changes in consumer preferences; the Company’s ability to effectively execute on its growth strategy; and the Company’s failure to maintain and enhance its strong brand image, to compete effectively, to maintain good relationships with its key suppliers, and to improve and expand its exclusive product offerings. The Company discusses the foregoing risks and other risks in greater detail under the heading “Risk factors” in the periodic reports filed by the Company with the Securities and Exchange Commission. Although the Company believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect the Company’s actual financial results and cause them to differ materially from those anticipated in the forward-looking statements. Because of these factors, the Company cautions that you should not place undue reliance on any of these forward-looking statements. New risks and uncertainties arise from time to time, and it is impossible for the Company to predict those events or how they may affect the Company. Further, any forward-looking statement speaks only as of the date on which it is made. Except as required by law, the Company does not intend to update or revise the forward-looking statements in this press release after the date of this press release.

Investor Contact:
ICR, Inc.

Brendon Frey, 203-682-8216

BootBarnIR@icrinc.com

or

Company Contact:
Boot Barn Holdings, Inc.

Mark Dedovesh, 949-453-4489

Senior Vice President, Investor Relations & Financial Planning

BootBarnIRMedia@bootbarn.com